UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 18, 2006
Builders FirstSource, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569

(Commission File Number)	(IRS Employer Identification No.)
2001 Bryan Street, Suite 1600, Dallas, Texas 75201
(Address of Principal Executive Offices, Including Zip Code)
(214) 880-3500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) On and effective as of October 18, 2006, the Board of Directors of Builders FirstSource, Inc. (the “Company”) named Kevin P. O’Meara as the Company’s President in addition to his role as Chief Operating Officer. Mr. O’Meara succeeds Floyd F. Sherman as the Company’s President. Mr. Sherman will continue to serve as the Chief Executive Officer of the Company and as a member of the Board of Directors of the Company.
(c) As described in (b) above, Kevin P. O’Meara has been promoted to the position of President and Chief Operating Officer of the Company on and effective as of October 18, 2006. Mr. O’Meara, age 41, is a co-founder of the Company. At the inception of the Company, he served as the Chief Financial Officer. Mr. O’Meara was promoted to Chief Operating Officer in May 2000. Prior to co-founding the Company, Mr. O’Meara served as Vice President, Strategic Planning and Business Development at Fibreboard Corporation. He worked three years in the Dallas office of Bain & Company, a strategic management consulting firm. He also worked six years at two private investment firms. Mr. O’Meara is a C.P.A. and has a B.A. (economics) and a B.B.A. (accounting) from Southern Methodist University and an M.B.A. from Harvard Business School.
Mr. O’Meara has an existing employment agreement with the Company and will continue to receive the same annual salary, management incentive plan, and company sponsored employee benefit plans and programs as previously disclosed in the Company’s annual proxy statement, filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2006. A complete copy of the employment agreement was previously filed with the Commission as Exhibit 10.1 to the Company’s Report on Form 10-Q for the quarter ended September 30, 2005, and a summary of its terms was disclosed in the Company’s annual proxy statement, filed with the Commission on April 7, 2006. The information disclosed in both filings regarding Mr. O’Meara’s employment arrangements is hereby incorporated by reference into this filing.
ITEM 7.01. Regulation FD Disclosure.
On October 20, 2006, the Company issued the news release attached hereto as Exhibit 99.1 announcing leadership changes at the Company.
Attached hereto as Exhibit 99.2 is a document containing scripted Questions and Answers that the Company intends to use when discussing these leadership changes with representatives of the financial community and the media.

ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits.
See Exhibit Index.
All of the information furnished in Items 7.01 and 9.01 of this report and the accompanying exhibits shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.
Cautionary Notice
Statements in this report which are not purely historical facts or which necessarily depend upon future events including statements about the anticipated effects of the described changes in personnel on the Company’s business, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this report was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent filing on Form 10-K with the Securities and Exchange Commission. Consequently, all forward-looking statements in this report are qualified by the factors, risks and uncertainties contained therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary

Dated: October 20, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release reporting leadership changes at Builders FirstSource, Inc., issued by Builders FirstSource, Inc., on October 20, 2006.

99.2	Scripted Questions and Answers (Q&A) dated October 20, 2006, to be used by Builders FirstSource, Inc. when discussing these leadership changes with representatives of the financial community.